UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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AUTHENTEC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Press Release

AuthenTec Rejects Unsolicited Proposal from UPEK

MELBOURNE, FL.—Feb. 1, 2010—The Board of Directors of AuthenTec (NASDAQ: AUTH), the world’s leading provider of smart sensors and solutions, today issued the following statement in response to the proposal by UPEK to combine the businesses of AuthenTec and UPEK and the nomination by UPEK of a slate of individuals for election to replace the AuthenTec Board of Directors:

After careful consideration of the UPEK proposal with our financial and legal advisors, the Board of Directors determined that this highly dilutive and speculative transaction is not in the best interests of AuthenTec’s stockholders.

As active participants in the same industry, AuthenTec and its Board are very familiar with UPEK. The Board rejects the proposal on the basis of its inadequate financial terms and a lack of confidence in UPEK’s financial position. Furthermore, the failure of UPEK to provide any information to AuthenTec’s stockholders on its financial performance, prospects or value makes it impossible for our stockholders to evaluate UPEK’s proposal.

The Board believes that the special dividend payment contemplated in UPEK’s proposal would leave the combined company without the financial resources necessary to execute on its strategic objectives and without the capacity to extract potential synergies. AuthenTec’s balance sheet and cash position represent important competitive advantages in the current economic environment. If effected, this special dividend would come solely from AuthenTec’s cash, with no financing or cash provided by UPEK. Moreover, the Board believes that the 50/50 equity split proposed by UPEK significantly overstates the value that UPEK would bring to the combined company and that the proposal relating to contingent value rights is highly speculative and potentially of little value to AuthenTec stockholders.

The Board also notes that UPEK’s unsolicited proposal followed within days of a January 23rd letter from AuthenTec to UPEK informing UPEK of AuthenTec’s claim that UPEK products infringe five (5) AuthenTec patents. We had hoped to discuss this in a professional manner as we had provided UPEK thirty (30) days to respond to our letter.

The Board and management are committed to continuing to act in the best interests of AuthenTec’s stockholders.

America’s Growth Capital is AuthenTec’s financial advisor, and Alston & Bird LLP and Morris, Nichols, Arsht & Tunnell LLP are the outside legal counsel to AuthenTec.

Important Additional Information

This communication may be deemed a “solicitation” under the rules of the Securities and Exchange Commission in connection with the solicitation of the revocation of agent designations in connection with the attempt by Upek, Inc. to call a special meeting of stockholders of AuthenTec or in connection with the solicitation of proxies by AuthenTec in connection with any special meeting of our stockholders that is called or in connection with our annual meeting of stockholders. We will file a revocation solicitation statement in connection with the solicitation of the revocation of agent designations in connection with the attempt by Upek, Inc. to call a special meeting of stockholders and will also file a proxy statement in connection with any special meeting of our stockholders, as well as a proxy statement in connection with our annual meeting of stockholders. Our stockholders are strongly advised to read the revocation statement and any proxy statements when they become available, as they will contain important information. Stockholders will be able to obtain the revocation statement and any proxy statements, any amendments or supplements to these documents and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the revocation statement and any proxy statements and any amendments and supplements to these documents will also be available for free at the Company’s Internet website at www.authentec.com or by writing to AuthenTec, Attn: Investor Relations, 100 Rialto Place, Suite 400, Melbourne, FL 32901. In addition, copies of the revocation statement, any proxy statement and other related materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of revocations of agent designations or the solicitation of proxies from AuthenTec stockholders is available on a Schedule 14A filed with the Securities and Exchange Commission on February 1, 2010.

Forward Looking Statements:

This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: demand for, and market acceptance of, new and existing fingerprint sensors in the PC and wireless markets, general market and macroeconomic conditions, the Company’s ability to secure design wins for enterprise and consumer laptops and wireless devices, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 18, 2009. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec

AuthenTec brings multiple touch-powered features including navigation, personalization, convenience and security to 50 million PCs and peripherals, cell phones and other products. The Company’s newest generation of smart sensors, software and TrueSuite™ client applications give users secure one-touch access to their favorite websites, online social networks and digital identity. AuthenTec has the broadest product and patent portfolio in the industry today, and helps enable the Power of Touch® for millions of people at home, at work or on the move. For more information, visit www.authentec.com or follow us at twitter.com/authentecnews.

# # #

Contacts:

Investors:

Leanne K. Sievers

Executive Vice President

Shelton Group Investor Relations

949-224-3874

lsievers@sheltongroup.com

Mark Harnett

MacKenzie Partners

212-929-5500

Media:

Brent Dietz

Director of Communications

AuthenTec, 321-308-1320

brent.dietz@authentec.com

Judith Wilkinson / Ed Trissel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

The following email was distributed to AuthenTec employees on January 31, 2010:

From: Ciaccia, Larry

Sent: Sunday, January 31, 2010 8:37 PM

To: AuthenTec-Everyone

Subject: Company Wide Communication Notice

To AuthenTec Players,

As you may be aware, on Friday (January 29) a competitor issued a proposal to AuthenTec shareholders to replace our existing Board of Directors and for consideration of a merger proposal between this competitor and AuthenTec. This matter is being reviewed by our management team and Board of Directors and an official position statement will be forthcoming. This matter should not be disruptive to our day to day activities nor have any adverse impact on our engagements with customers and partners. It is imperative that everyone maintains their focus on our programs, customers and business. It is business as usual as we have a very strong cash position and balance sheet to see this matter through. This matter should not be discussed amongst yourselves or with any outside party, nor should any of you participate in any speculation on this matter. Our official position, when released, will serve as the one and only response to any inquires from customers, partners and outside parties. If there are any inquiries that require further discussion they should be directed to me or Fred Jorgenson.

Due to the nature of this matter the additional information below is required to be added to this message.

Larry Ciaccia

Important Additional Information

This communication may be deemed a “solicitation” under the rules of the Securities and Exchange Commission in connection with the solicitation of the revocation of agent designations in connection with the attempt by Upek, Inc. to call a special meeting of stockholders of AuthenTec, Inc. or in connection with the solicitation of proxies by AuthenTec, Inc. in connection with any special meeting of our stockholders that is called or in connection with our annual meeting of stockholders. We will file a revocation solicitation statement connection with the solicitation of the revocation of agent designations in connection with the attempt by Upek, Inc. to call a special meeting of stockholders and will also file a proxy statement in connection with any special meeting of our stockholders, as well as a proxy statement in connection with our annual meeting of stockholders. Our stockholders are strongly advised to read the revocation statement and any proxy statements when they become available, as they will contain important information. Stockholders will be able to obtain the revocation statement and any proxy statements, any amendments or supplements to these documents and other documents filed by the Company with the Securities and Exchange Commission for free at the

Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the revocation statement and any proxy statements and any amendments and supplements to these documents will also be available for free at the Company’s Internet website at www.authentec.com or by writing to AuthenTec, Inc., Attn: Investor Relations, 100 Rialto Place, Suite 400, Melbourne, FL 32901. In addition, copies of the revocation statement, any proxy statement and other related materials may be requested by contacting our proxy solicitor, Mackenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of revocations of agent designations or the solicitation of proxies from AuthenTec, Inc. stockholders is available on a Schedule 14A to be filed with the Securities and Exchange Commission on February 1, 2010.

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The following email was distributed to AuthenTec employees on February 1, 2010:

From: Ciaccia, Larry

Sent: Monday, February 01, 2010 8:59 AM

To: AuthenTec-Everyone

Subject: AuthenTec Rejects Proposal

To AuthenTec Players,

I would like to provide an update to my note from last night. On Sunday (January 31), after careful consideration, our Board of Directors has determined that it is in the best interest of AuthenTec and its shareholders, to continue to execute on the Company’s strategic plan and has therefore rejected the business merger proposal. A press release went out over the wire service this morning and is attached for reference. I would like to reiterate some points made in my previous message. The attached press release represents our sole response to any outside inquiries. If asked by outside parties, customers or partners about this matter direct them to our press release and feel free to forward it as needed. It is imperative that you do not offer your opinion, speculation or interpretation on this communication. If pressed on the matter please direct the party to me or Fred. Media inquires will be handled by Brent Dietz.

We have a lot of exciting development and customer engagement activity. Do not let this matter distract or disrupt that. We need to continue to give our day to day activities our full attention. I can assure you this matter is getting the full attention of the relevant members of management and our Board and will be handled in a manner that is in the best interests of all shareholders.

Larry

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INFORMATION REGARDING PARTICIPANTS

AuthenTec, Inc. (“AuthenTec”), its directors and certain of its officers and employees may be deemed to be participants in a solicitation of proxies in connection with the solicitation of a revocation of agent designations in connection with the call of a special meeting of stockholders of AuthenTec, Inc, as well as in connection with any special meeting called or is called or in connection with our annual meeting of AuthenTec stockholders. Each of the directors of AuthenTec and each of the officers and employees of AutheTec who may be deemed to be participants in the solicitation are listed below, together with the number of equity securities of AuthenTec beneficially owned by each of these persons as of February 1, 2010.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all the shares indicated as beneficially owned by such person. Unless otherwise indicated, the address for each stockholder listed is c/o AuthenTec, Inc., 100 Rialto Place, Suite 100, Melbourne, FL 32901.

Name and Address of Beneficial Owner Outstanding (1)	Number of Shares Beneficially Owned	Percent of Shares
5% Stockholders:
Carlyle Venture Partners (2)	2,607,335	9.1
Harris Corporation (3)	2,516,835	8.8
Hawkshaw Capital Management, LLC (4)	1,808,249	6.3
Crosslink Capital, Inc. (5)	1,514,200	5.3

Named Executive Officers and Directors:
F. Scott Moody (6)	1,327,608	4.5
Lawrence J. Ciaccia, Jr (7)	207,165	*
Gary R. Larsen (8)	117,093	*
Anthony Iantosca (9)	28,004	*
Peter E. Sherlock (10)	77,000	*
Frederick Jorgenson (11)	69,838	*
Matthew P. Crugnale (12)	25,458	*
Robert E. Grady (13)	25,458	*
Gustav H. Koven III (14)	109,107	*
William Washecka	0	*
Chris Fedde (15)	18,875	*
All directors and executive officers as a group (11 persons) (16)	2,005,606	6.6

*	Less than 1%.
(1)

The percentage of shares beneficially owned was determined based on a fraction, the numerator of which is the sum of (a) the number of outstanding shares of common stock beneficially owned by such owner, (b) the number of shares issuable upon exercise of options beneficially owned by such owner and exercisable within 60 days of March 23, 2009 and (c) the number of restricted stock units which vest within 60 days of March 23, 2009 and the denominator of which is the sum of (a) 28,617,920 shares, which is the aggregate number of shares of common stock outstanding on March 23, 2009, (b) the aggregate number of shares of common stock issuable upon exercise of options beneficially owned by such owner and exercisable within 60 days of March 23, 2009, and (c) the number of restricted stock units which vest within 60 days of March 23, 2009.

(2)	The common stock is held by various investment funds associated with or designated by Carlyle Venture Partners. The number of shares beneficially owned is based on the information contained in that certain

Schedule 13G that was filed with the SEC on February 13, 2009, reporting beneficial ownership of our securities held by DBD Investors V, L.L.C. Common stock is held by various investment funds associated with or designated by The Carlyle Group. Includes 2,511,608 shares of stock owned by Carlyle Venture Partners II, L.P. and 95,727 shares of stock owned by CVP II Coinvestment, L.P. DBD Investors V, L.L.C. is the sole general partner of TCG Holdings II, L.P. TCG Holdings II, L.P. is the sole general partner of TC Group Investment Holdings, L.P., which is the sole managing member of TCG Ventures II, L.L.C. TCG Ventures II, L.L.C. is the sole general partner of TCG Ventures II, L.P., which is the sole general partner of each of Carlyle Venture Partners II, L.P. and CVP II Coinvestment, L.P. Accordingly, DBD Investors V, L.L.C. exercises investment discretion and control over the shares held by each of Carlyle Venture Partners II, L.P. and CVP II Coinvestment, L.P. through TCG Holdings II, L.P. DBD Investors V, L.L.C. is managed by a three-person managing board and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. The members of the managing board are William E. Conway, Jr., Daniel A. D’Aniello and David Rubenstein, all of whom disclaim beneficial ownership of these shares. The Carlyle Group’s address is 1001 Pennsylvania Ave., NW, Suite 220 South, Washington, D.C. 20004.

(3)	The number of shares beneficially owned is based on the information contained in that certain Schedule 13G that was filed with the SEC on February 3, 2009, reporting beneficial ownership of our securities by Harris Corporation. Harris Corporation is a publicly traded company, and the corporation itself has voting and dispositive power over these shares. Harris Corporation’s address is 1025 West Nasa Boulevard, Melbourne, FL 32919.
(4)	The number of shares beneficially owned is based on the information contained in that certain Schedule 13G that was filed with the SEC on February 17, 2009, reporting beneficial ownership of our securities held by Hawkshaw Capital Management, LLC. The stock reported as beneficially owned by Hawkshaw Captial Management, LLC also includes shares of stock beneficially owned by Frank C. Byrd, III and Kian Ghazi. The address for Hawkshaw Capital Management, LLC is 400 Madison Avenue, 14th Floor, New York, NY 10017.
(5)	The number of shares beneficially owned is based on the information contained in that certain Schedule 13G that was filed with the SEC on February 17, 2009, reporting beneficial ownership of our securities held by Crosslink Capital, Inc. The stock reported as beneficially owned by Crosslink Capital, Inc. also includes shares of stock beneficially owned by Crosslink affiliates. Crossover Fund V Management, LLC, Crossover Fund IV Management, LLC, Delta Growth Management, LLC, and Michael J. Stark are affiliates of Crosslink Capital, Inc. Crosslink Capital, Inc.’s address is Two Embarcadero Center, Suite 2200, San Francisco, CA 94111.
(6)	Includes 1,067,603 shares of stock issuable upon exercise of vested options.
(7)	Includes 204,665 shares of stock issuable upon exercise of vested options.
(8)	Includes 76,756 shares of stock issuable upon exercise of vested options.
(9)	Includes 27,710 shares of stock issuable upon exercise of vested options.
(10)	Includes 74,000 shares of stock issuable upon exercise of vested options.
(11)	Includes 69,628 shares of stock issuable upon exercise of vested options.
(12)	Includes 25,458 shares of stock issuable upon exercise of vested options.

(13)	Mr. Grady is a Managing Director of The Carlyle Group and may be deemed an affiliate of DBD Investors V, L.L.C. as a result of that position. Mr. Grady expressly disclaims beneficial ownership of the shares held by investment funds associated with or designated by The Carlyle Group. Includes 25,458 shares of stock issuable upon exercise of vested options.
(14)	Includes 25,458 shares of stock issuable upon exercise of vested options.
(15)	Includes 16,875 shares of stock issuable upon exercise of vested options.
(16)	Includes 1,613,611 shares of stock issuable upon exercise of vested options.